SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 23, 1997


                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)



        Washington                       0-26820                93-0962605
      (State or other                  (Commission             (IRS Employer
      jurisdiction of                 File Number)          Identification No.)
      incorporation)

2815 Eastlake Avenue East
Seattle, Washington                                            98102-3027
(Address of Principal Executive Office)                        (Zip Code)


Registrant's telephone number, including area code:           (206) 325-0800
Registrant's facsimile number, including area code:           (206) 323-1318


                                      None
          (Former name or former address, if changed since last report)

Item 5. Other Events

     On December 23, 1997, the Company raised $9,500,000 through the private placement of 10,000 shares of its Series A Convertible Preferred Stock (the "Series A Stock") and 125,000 warrants to two accredited investors. The Series A Stock is convertible from time to time into shares of common stock at a conversion price equal to the lower of $19.185 per share or the lowest sale (regular way) price during the five consecutive trading days ending one day prior to the date on which a notice of conversion is delivered to the Company, with the conversion price subject to adjustment in certain conditions. The warrants are exercisable at a price of $19.185 per share, subject to adjustment in certain conditions. The Company expects to file a registration statement covering the shares of common stock underlying the Series A Stock and the warrants during January 1998.

     On December 31, 1997, the Company announced that it had installed a single processor Multithreaded Architecture (MTA) system at the San Diego Supercomputer Center, a part of the University of California, San Diego.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TERA COMPUTER COMPANY


                                   By:  KENNETH W. JOHNSON
                                      ------------------------------------------
                                      Kenneth W. Johnson
                                      Vice President - Finance and
                                      Chief Financial Officer

Date: January 6, 1998